Exhibit 10.26                                                 EXECUTION VERSION

                                NN EUROBALL, ApS
                              SHAREHOLDER AGREEMENT

         THIS AGREEMENT shall become effective as of the date when the Euroball transaction closes, by and among NN, Inc. a Tennessee corporation ("NNBR"), AB
SKF, a Swedish company ("SKF"), and FAG Kugelfischer Georg Schafer AG, a German
company ("FAG").

                                    RECITALS
                                    --------

A.   The parties have purchased NN Euroball, ApS., a Danish company (the
     "Company") pursuant to the Joint Venture Formation Agreement among the parties dated April 6, 2000 (the "Formation Agreement"), and desire to set forth their mutual agreement as to certain matters related to the ownership, governance and operation of the Company.

B.   The capitalized terms used but not defined in this Agreement shall have the meaning set forth in the Formation Agreement.

C.   The initial shareholdings of the parties are as follows: NNBR - 54%, SKF -
     23%, and FAG - 23%.

                                    AGREEMENT

         In consideration of the mutual promises made herein and in the
Formation Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Competition.

                  1.1 The business of the Company and its subsidiaries (together the "Company") is to manufacture, buy and sell precision steel balls using the Businesses previously owned by the parties to create marketing and sales opportunities worldwide.

                  1.2 (a) For so long as either of SKF or FAG is a shareholder of the Company NNBR shall be prohibited, and as long as SKF and FAG respectively are shareholders and for a period of three (3) years thereafter, SKF and FAG also shall be prohibited, directly or indirectly, from (i) developing or, except as allowed by Section
         1.2(b), below, acquiring any precision steel ball manufacturing facility that competes, directly or indirectly, with the Company in
         Europe (as defined in the Formation Agreement) (a "Competing
         Facility"), (ii) soliciting for employment any person employed by the
         Company and (iii) canvassing or soliciting customers of the Company.

                    (b) SKF and its Affiliates and FAG and its Affiliates shall not be deemed to have acquired, directly or indirectly, any
               Competing Facility solely by virtue of (i) the ownership of less than fifty (50) percent of the outstanding voting stock or debt securities of any publicly held company of which it does not have voting or day-to-day operational control, so long as such company is not engaged in the production of precision steel balls as its primary business, or (ii) having acquired or otherwise
               voluntarily having combined with a business owning a

               Competing Facility if all production of balls at the Competing
               Facility is (A) used only for bearings produced at the acquired business, (B) not sold to customers located in Europe or (C) sold to customers located within Europe at volumes not greater than the historical volumes of the acquired business. It is
               specifically understood that if SKF or FAG is acquired by another company, the restrictions in this Section will be binding only on
               SKF or FAG, respectively, and will not be binding on or apply to the acquiring company.

                    (c) The parties agree that NNBR shall be free to manufacture and sell precision steel balls everywhere in the world other than
               Europe without regard to the business interests of the Company.

                  1.3 If a Shareholder purchases or acquires an interest in
         additional ball manufacturing assets or operations in Europe, and if the Shareholder decides to close or sell such assets or operations, the
         Company shall have the first priority right to purchase such assets or operations

                  1.4 Without limitation of Section 1.2(a)(iii), SKF and its
         Affiliates and FAG and its Affiliates shall be entitled to sell precision steel balls to third parties if done so in relation to sales by them of finished bearings; provided that during the non-compete period applicable to SKF or FAG under Section 1.2, if such balls are available from the Company and historically purchased from the
         Businesses, they must be purchased by SKF, FAG or their Affiliates from the Company.

          2. Organization and Ownership of the Company.

                  2.1 The parties agree that the Articles of Association of the
         Company and of its initial subsidiaries shall be in the forms of
         Exhibits 2.1-A, 2.1-B, 2.1-C and 2.1-D, respectively, hereto.

                  2.2 The Company has initially an issued and paid-up share
         capital of 125,000 DKK, divided into 1250 shares which are owned as follows:

               Shareholder                 Shares                   Percent
               -----------                 ------                   -------
                   NNBR                     675                       54%
                   FAG                     287.50                     23%
                   SKF                     287.50                     23%

                  2.3 In the event of any conflict between the terms of this
         Agreement and the Articles of Association of the Company or of any of
         its subsidiaries, the terms of this Agreement shall, as among the
         Shareholders, prevail and the Shareholders shall forthwith cause such necessary alterations to be made to such Articles of Association as may be required to solve such conflict.

          3.   Management of the Company.

               3.1 General Meetings and Resolutions of Shareholders.

                    (a) General Meetings shall be held whenever required by the laws of Denmark or the Articles of Association.

                    (b) The quorum required for a General Meeting of the
               shareholders shall be shareholders representing, in person or by proxy, at least fifty percent (50%) of the total number of issued and outstanding shares of the Company; provided that at least 30 days prior written notice of any General Meeting has been given.
               The quorum required for any General Meeting called upon less than
               30 days prior written notice shall be one hundred percent (100%)
               of the total number of issued and outstanding shares of the
               Company.

                    (c) Unless otherwise required by the laws of Denmark or
               otherwise explicitly provided herein, no shareholders'
               resolutions shall be effective unless adopted by the affirmative votes of shareholders holding more than fifty percent (50%) of the shares present, in person or by proxy, at a General Meeting of the shareholders.

                    (d) Interpreters may attend General Meetings of shareholders upon the request of any party.

               3.2 Election of Directors and Statutory Auditors.

                    (a) The Company shall be administered by a Board of
               Directors composed of at least two (2) and not more than seven
               (7) directors.

                    (b) The Company shall have one (1) Independent Accounting
               Firm who shall be appointed by the Shareholders. Unless otherwise agreed in writing by all Shareholders, KPMG shall be appointed.
               The parties agree to exercise their respective voting rights as shareholders of the Company and to take all other necessary action so as to ensure that the persons nominated as statutory auditor(s) by the Shareholders are elected.

               3.3 Meetings and Resolutions of the Board of Directors.

                    (a) A regular meeting of the Board of Directors shall be
               held semi-annually. Meetings will be held at such times and locations as the Chairman shall reasonably determine. Written notice of all regularly scheduled meetings shall be required.
               Such notice shall be in English language and shall state the time, place and agenda of the meeting and shall be sent to each director at least fourteen (14) days prior to the meeting. Any director may, at least five (5) days prior to a regularly
               scheduled meeting provide written notice to the other directors of any matter to be discussed at the meeting.

                    (b) Any director shall have the right to call, from time to time, a special meeting of the Board of Directors upon not less than 10 days prior written notice.

                    (c) Resolutions of the Board of Directors shall require the approval of the affirmative vote of a simple majority of the members of the Board of Directors present at a meeting.

                    (d) Interpreters may attend meetings of the Board of
               Directors upon the request of any party. Board meetings shall be conducted in English.

               3.4  Accounting and Reporting Obligations.

                    (a) The Company's fiscal year shall be the calendar year and its financial statements shall be prepared in accordance with the
               Danish Presentation of Accounts Act and shall, to the extent permissible under Danish law, be adjusted for the purpose of U.S.
               GAAP.

                    (b) The Company shall provide the following consolidated
               reports and statements to the Shareholders in English within the time periods set forth below:

                         (i) Within fifteen (15) days after the end of each
                    month, a monthly operations report, consolidated and for
                    each operating subsidiary, regarding the operating
                    parameters listed in Schedule 3.4(b)(i).

                         (ii) Within thirty (30) days after the closing of each
                    quarter, a business operations report will be provided
                    including at a minimum a balance sheet, profit and loss
                    statement, and a cash flow statement.

                         (iii) Within ninety (90) days after the end of each
                    fiscal year, an audited balance sheet, profit and loss
                    statement, and cash flow statement, a business operations
                    report, and a proposal governing appropriation of profits or covering losses.

                    (c) The annual report of the Company on a consolidated basis shall be audited at the expense of the Company by its Independent
               Accounting Firm in accordance with applicable laws.

                    (d) The Company shall provide to each party full access to the books and records of the Company, and shall provide to each party the accounting information such party requires to comply with its own financial reporting requirements, provided that any cost involved in providing such information shall be paid by the requesting party.

                    (e) Each party shall, upon reasonable written notice to the
               Company and to the other parties, have reasonable access to the
               Company's books concerning the Company's financial operations.

                    (f) Upon reasonable written notice to the Company and the
               other parties, but not more often than once every twelve (12)
               months, each party shall have the right to perform a special audit of the Company by independent outside auditors, at that party's own cost. In addition, upon reasonable notice each party shall have the right to perform or have performed, at that party's own cost, such audits as are necessary to meet such party's financial reporting obligations.

                    (g) The Company shall have the right, and each party hereto shall have the right to compel the Company, and the Company shall have the obligation upon request to compel any of its
               subsidiaries, to have independent outside auditors, upon
               reasonable written notice to any other party and not more than once each twelve (12) months, at the Company's cost, examine the books and records of that other party that relate to the business of the Company for the purpose of auditing the calculation of sales proceeds or any amounts due to the Company.

         4. Tax Distributions. The Company may distribute to each Shareholder, within ninety (90) days after the end of each fiscal year of the Company, an amount equal to any income tax payable by such Shareholder that is attributable to the income of the Company upon receipt by the Company of a certification from the principal financial officer of such Shareholder stating the amount of such income tax payable by Shareholder. If such distributions are made, distributions shall be made to all other Shareholders in proportion to their ownership interests.

          5. Rights and Obligations of the Parties.

                  5.1 Additional Financing. Any additional financing that may be determined by the Board of Directors as reasonably required by the annual Budget of the Company may be provided by the Shareholders or by third parties. No party shall have any obligation whatsoever to provide the Company with any additional financing. Any agreement to provide additional financing shall be in writing.

          5.2 Transfer of Shares.

                    (a) No share of the Company owned by a Shareholder, or any interest therein, shall be validly sold, transferred or otherwise disposed of and no security interest shall be granted therein for consideration or otherwise, and no purported transferee shall be recognized as a shareholder of the Company for any purpose whatsoever unless such transfer is approved by all Shareholders or in accordance with this Section 5.

                    (b) No party shall pledge or otherwise encumber any of its shares or any interest therein in the Company at any time without the prior written consent of the other parties, provided however that no such consent shall be required for a blanket lien on all assets of a party pursuant to a commercial bank financing.

                  5.3 Put Option. SKF and FAG (each a "Holder", collectively the
         "Holders") each shall have the independent right to sell to NNBR and
         NNBR shall be required to purchase all but not less than all of the shares held by such Holder, subject to the following terms and conditions (such right is hereinafter referred to as the "Put Right"):

                    (a) Put Exercise Period. The Put Right may not be exercised until after December 31, 2002 and then may only be exercised by written notice given to NNBR (the "Put Notice"). The Put Notice shall state the place, the time and the date (a "Put Closing
               Date") of the closing of such purchase (a "Put Closing"), which date shall not be less than 60 days from the date the Put Notice is received.

                    (b) Put Closing. At a Put Closing, (i) the Holder exercising such right shall deliver to NNBR all of the shares to be
               purchased by delivery of a certificate or certificates evidencing such shares so purchased by NNBR, free and clear of any liens, encumbrances or any interests of any other party and (ii) NNBR will make payment to the Holder exercising such right of the
               Purchase Price (as defined under 5.3(c) below) for the shares being purchased upon exercise of the Put Right by wire transfer of immediately available funds to an account designated by the
               Holder.

                    (c) Purchase Price. Subject to 5.3(d), below, the purchase price of the shares (the "Purchase Price") shall be calculated using the same accounting principles used to prepare the Closing
               Balance Sheet as defined in Section 5.5(a)(ii) of the Formation
               Agreement and determined in Euros by the following formula:

                                    A + B    times 0.23
                                    ------
                                        2

          Where A Equals     (1)  The average of the Company's net income for each of the 36 months preceding the month in which the Put is exercised (or such fewer number of months as the Company shall have been in operation) (the "Measurement Period"), multiplied by 12,
                                  and

                             (2)  multiplied by 9.8.

          Where B Equals     (1)  The average of the Company's EBITDA for the Measurement
                                  Period, multiplied by 12, and

                             (2)  multiplied by 4.3, and

                             (3)  minus the short and long term bank loans of the Company existing at the end of the Measurement Period.

                    (d) Purchase Price Adjustment. The Purchase Price formula in
               Section 5.3(c) shall be adjusted if a party exercises its Put
               Right after June 30, 2006 by using the actual percentage
               ownership in the Company of the Holder instead of 0.23.

     6. Termination. This Agreement shall terminate (a) when both SKF and FAG are no longer shareholders in the Company or (b) as to any party at the time such party is no longer a shareholder.

     7. Liquidation. The Company shall not voluntarily be liquidated or dissolved during the two (2) year period following its effective date without the unanimous approval of the parties. Provided that, in any event, if there is a material breach by SKF or FAG of the Supply Agreement, the Company may be
dissolved and liquidated notwithstanding the preceding sentence.

     8. Technology Transfers.

                  8.1 Each of the parties hereby agrees to license to the
         Company, on a non-exclusive, nontransferable, fully paid up basis, any and all technology, know how, software, operating practices and similar intangible assets held by such party that are used exclusively in the
         Business of the Company and that were not previously transferred to the
         Company or a subsidiary of the Company and to execute and deliver all documents reasonably necessary to effect or memorialize such license agreement.

                  8.2 The parties shall cause the Company to license to NNBR on a non-exclusive, non-transferable, fully paid basis, any and all technology, know how, software, operating practices and similar intangible assets now or hereafter held by the Company that are used in the manufacture of precision steel balls and to execute and deliver all documents reasonably necessary to effect or memorialize such agreement.

         9.       Dispute Resolution; Arbitration.

                  9.1 Prior to pursuing arbitration with respect to any dispute hereunder, the chief executive officers or general managers of SKF, FAG and NNBR (or a direct subordinate officer or general manager appointed by them) shall meet to seek an amicable resolution to such dispute. No party shall be entitled to commence arbitration proceedings unless it has attempted for a period of forty-five (45) days from written notice of a dispute to reach such amicable resolution.

                  9.2 After expiration of the forty-five (45) day period
         referred to in the prior section, any and all disputes, controversies or claims arising out of or relating to this Agreement, or the transactions contemplated hereby, or the breach, termination or invalidity thereof, shall be settled by final and binding arbitration by three (3) arbitrators in accordance with the UNCITRAL Arbitration
         Rules as at present in effect. The appointing authority shall be the
         International Chamber of Commerce in Paris, France. The place of arbitration shall be Copenhagen, Denmark or such other location as may be agreed among the parties. The arbitration proceedings shall be conducted in the English language. Among the remedies available to them, the arbitrators shall be authorized to order the specific performance of provisions of this Agreement and of the Associated
         Agreements. The award rendered by the arbitrators may include costs of arbitration, reasonable counsel's fees, and reasonable costs for expert and other witnesses.

                  9.3 All papers, documents or evidence, whether written or
         oral, filed with or presented to the panel of arbitrators shall be deemed by the parties and by the arbitrators to be Confidential
         Information. No party or arbitrator shall disclose in whole or in part to any other person any Confidential Information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential Information may be disclosed (i) to a Party's attorneys, (ii) to another Party,
         (iii) to courts for purpose of interim measures of protection, enforcement or similar proceedings, (iv) to outside experts requested by either party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert is fully familiar with the terms of this Section, agrees to comply with the confidentiality terms of this Section, and will not use any Confidential Information disclosed to such expert for personal or business advantage, or (v) as required by law or any applicable stock regulations.

                  9.4 The written decisions and conclusions of a majority of the arbitration panel shall be final and binding on the JV Parties and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any JV Party.

          10. Miscellaneous.

          10.1 Governing Law. This Agreement is governed by and shall be construed in accordance with, the laws of Denmark excluding any choice of law rules that would refer the matter to the laws of another jurisdiction.

          10.2 Force Majeure. No party shall be liable for failure to perform, in whole or in material part, its obligations under this Agreement if such failure is caused by an event or condition not existing as of the date of this Agreement and not reasonably within the control of the affected party, including without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of Governmental Authorities, riots, insurrections, or any other cause beyond the control of the parties the consequences of which could not reasonably have been avoided; provided, that the affected party promptly notifies the other party in writing of the occurrence of the event of force majeure and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

          10.3 Notices. All notices and communications required, made or permitted hereunder shall be in writing and shall be delivered by hand or by messenger, or by recognized courier service (with written receipt confirming delivery), or by postage prepaid, return receipt requested, registered or certified airmail or telecopy, addressed:

                           If to NNBR:               NN, Inc.
                                                     800 Tennessee Road
                                                     Erwin, TN  37650
                                                     USA
                                                     Attn:  David L. Dyckman
                                                     Fax: 423.743.8870

                           with a copy to:           Blackwell Sanders Peper Martin LLP
                                                     2300 Main St., Suite 1000
                                                     Kansas City, MO  64108
                                                     USA
                                                     Attn:  James M. Ash
                                                     Fax: 816.983.9137

                           If to SKF:                AB SKF
                                                     SKF Group Business Development
                                                     SE-415 50 Gothenberg
                                                     Sweden
                                                     Att: the Director
                                                     Fax No. 46-31-337-2077

                           With a copy to:           AB SKF Group Headquarters
                                                     SE-415 50 Gothenberg
                                                     Sweden
                                                     Att: General Counsel
                                                     Fax No. 46-31-3371691

                           If to FAG:                FAG Kugelfischer Georg Schaefer AG
                                                     Georg-Schaefer-Strasse 30
                                                     D-97421 Schweinfurt
                                                     Germany
                                                     Attn:  Rechtsabteilung-FR
                                                     Fax:  49-97-21 91 31 21

                           With a copy to:           FAG Kugelfischer Georg Schaefer AG
                                                     D-97421 Schweinfurt
                                                     Germany
                                                     Att: Technische Koordination - VT
                                                     Fax:  49-97-21-91-34-17

                  Each such notice or other communication shall for all purposes hereunder be treated as effective or as having been given as follows:
         (i) if delivered in person, when delivered, (ii) if sent by airmail, at the earlier of its receipt or at 5 p.m. local time of the recipient, on the seventh day after deposit in a regularly maintained receptacle for the deposit of airmail, (iii) if sent by a recognized courier service, on the date shown in the written confirmation of delivery issued by such delivery service and (iv) on the next

          business day after the date of the transmission in case of telecopy with a telecopy receipt. Either party may change the addresses and/or addressees to whom notice may be given by giving notice pursuant to this section at least seven (7) days prior to the date the change becomes effective.

                  10.4 Waiver. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of that or any other right. Unless otherwise expressly stated, a waiver given by a party on any one occasion shall be effective only in that instance and shall not be construed as a waiver of that right on any other occasion.

                  10.5 Amendment. The parties may amend, modify, and supplement this Agreement, but such amendment, modification or supplement shall be valid only if made in writing signed by all parties.

                  10.6 Entire Agreement. This Agreement (of which the Exhibits and Schedules attached hereto form an integral part), the Company organizational documents, and the Formation Agreement embody the entire agreement among the parties hereto with respect to the formation of the
         Company and its governance and supersede all prior agreements and understandings relating to such subject matter.

                  10.7 Successors. This Agreement shall be binding upon and
         inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

                  10.8 Headings. The headings used in this Agreement are for convenience only, do not constitute a part of this Agreement, and shall not be used as an aid to the interpretation of this Agreement.

                  10.9     Severability.

                         (a) If due to a change in any applicable law or due to
                    a decision or other act (including failure to act) by any
                    competent authority one or more of the provisions of this
                    Agreement can no longer be enforced or any amendment of one or more of the provisions of this Agreement is required, the parties agree that they shall endeavor to find an alternate solution approaching as near as possible the contractual
                    situation existing prior to such a change, decision or act.

                         (b) If any provision of this Agreement is determined to
                    be invalid or unenforceable, the remaining provisions shall not be effected thereby, and this Agreement shall be
                    administrated as though the invalid or unenforceable
                    provision was not a part of this Agreement

                  10.10    Confidentiality.

                         (a) Limited Use. Except as expressly authorized by any
                    other party, each party agrees not to disclose, use or
                    permit the disclosure or use by others of any trade secrets, know-how, data, formulas, processes, tools and techniques, software algorithms and routines, intellectual property or other information tangible or intangible ("Confidential
                    Information") of such other party unless and

                                       10

                    to the extent such Confidential Information (i) is not
                    marked or designated in writing as confidential and is
                    provided for a purpose that reasonably contemplates
                    disclosure to or use by others; provided, however, that
                    information disclosed orally that is later designated in
                    writing as confidential shall be treated as Confidential
                    Information except to the extent it has already been
                    disclosed or used by the receiving party, (ii) becomes a
                    matter of public knowledge through no action or inaction of the party receiving the Confidential Information, (iii) was in the receiving party's possession before receipt from the party providing such Confidential Information, (iv) is
                    rightfully received by the receiving party from a third
                    party without any duty of confidentiality, (v) is disclosed to a third party by the party providing the Confidential
                    Information without a duty of confidentiality on the third party, (vi) is disclosed with the prior written approval of the party providing such Confidential Information, or (vii)
                    is independently developed by the receiving party without
                    any use of either of the other parties' Confidential
                    Information. Information shall not be deemed to be available to the general public for the purpose of the exclusion (ii)
                    above with respect to each party merely because it is
                    embraced by more general information in the prior possession of recipient or others.

                         (b) Treatment. In furtherance, and not in limitation of
                    the foregoing Section 10.10(a), each party agrees to do the following with respect to any such Confidential Information:
                    (i) exercise the same degree of care to safeguard the
                    confidentiality of, and prevent the unauthorized use of,
                    such information as that party exercises to safeguard the
                    confidentiality of its own Confidential Information; (ii)
                    restrict disclosure of such information to those of its
                    employees and agents who have a need to know, and (iii)
                    instruct and require such employees and agents to maintain the confidentiality of such information and not to use such
                    Confidential Information except as expressly permitted
                    herein. Each party further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon any documentation or other materials.

                         (c) Agreement Confidential. The foregoing
                    confidentiality obligation shall also apply to the contents of this Agreement.

                         (d) Disclosure. The obligations under this Section
                    10.10 shall not prevent the parties from disclosing the
                    Confidential Information or terms of this Agreement to any governmental authority as required by law or applicable
                    stock regulations (provided that the party intending to make such disclosure in such circumstances has given the
                    appropriate other party prompt notice prior to making such disclosure so that other party may seek a protective order or other appropriate remedy prior to such disclosure and
                    cooperates fully with that party in seeking such order or
                    remedy).

                         (e) Survival. The provisions of this Section shall
                    survive the expiration and any termination of this
                    Agreement.

                                       11

                  10.11 Further Assurances. Each party will do all acts and
         things and execute all documents and instruments which the other party reasonably requests in order to carry out or give further effect to the provisions of this Agreement.

                  10.12 Counterparts. This Agreement may be executed in three or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                  10.13    Relationship of Parties and the Company.

                         (a) The relationship between NNBR, SKF and FAG is that
                    of independent contractors and co-owners of the Company, and nothing in this Agreement shall be construed to constitute one as an employee, partner, or agent of the other. Without limiting the foregoing, neither NNBR, SKF nor FAG shall have the authority to act for or to bind the other in any way.

                         (b) All transactions between NNBR and the Company shall
                    be on an arms-length basis and on market conditions. The
                    Company will notify SKF and FAG whenever the Company enters into a transaction with NNBR. SKF and FAG shall have the
                    right to audit the books and records of the Company to
                    ensure compliance with this subsection.

                             Signature Page Follows

                                       12

                                 Signature Page

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed as of the date first written above.

                                  NNBR

                                  By:      /s/ David L. Dyckman
                                     -------------------------------------------
                                               David L. Dyckman

                                  AB SKF
                                  [publ]

                                  By:      /s/ Kaj Thoren
                                     -------------------------------------------
                                                Kaj Thoren

                                  FAG

                                  By:    /s/ Dr. Uwe Loos  /s/ Dr. Gerhard Vogel
                                     -------------------------------------------
                                             Dr. Uwe Loos      Dr. Gerhard Vogel

                                       13